UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2008

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive	North Tonawanda, New York	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On February 22, 2008, Taylor Devices, Inc. ("Taylor") and Tayco Developments, Inc. ("Tayco") each held a Special Meeting of their respective shareholders to vote upon the pending merger of Tayco with and into Taylor.

Of the 3,156,061 shares of Taylor Devices, Inc. common stock outstanding as of January 11, 2008, the holders of approximately 1,836,489 shares, or 58.2%, voted for the approval of the merger, 31,264 shares, or 1.0%, voted against the merger and 3,539 shares, or 0.1% abstained.

A vote of 66 2/3% of the total shares outstanding, or 2,104,041 shares, is required to approve the merger.  Consequently, Taylor adjourned the meeting until March 28, 2008 in order to solicit the remaining votes needed for approval.  The Special Meeting of Shareholders will be held at 9:00 am in the Company's Conference Room, 90 Taylor Drive, North Tonawanda, New York.

The shareholders of Tayco Developments, Inc. voted 770,708 shares, or 78.0%, for the approval of the merger, 1,519 shares, or 0.2%, voted against the merger and 133 shares, or .01%, abstained.  The Agreement and Plan of Merger was passed on behalf of the Tayco shareholders.

Taylor's website can be visited at: www.taylordevices.com

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits

                    Exhibit No.                Description

99.1	Form of Proxy
99.2	Adjournment Letter to Shareholders

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                TAYLOR DEVICES, INC.
                                                                                                                                (registrant)

DATED: February 28, 2008                                                 By:                /s/Douglas P. Taylor
                                                                                                                       Douglas P. Taylor, President
                                                                                                                       and Chief Executive Officer